                                    MORTGAGE

                                      from

                     CLARKE AMERICAN CHECKS, INC., Mortgagor

                                       to

   CREDIT SUISSE, CAYMAN ISLANDS BRANCH as administrative agent and collateral agent, Mortgagee

                             DATED AS OF May 1, 2007

                       After recording, please return to:

                              Latham & Watkins LLP
                                 885 Third Ave.
                               New York, NY 10022

                               ATTN: Curtis Peele

                THE AMOUNT SECURED BY THIS MORTGAGE IS $2,213,200

                                                                        New York

            THIS MORTGAGE, dated as of May 1, 2007 is made by CLARKE AMERICAN
CHECKS, INC., a Delaware corporation ("Mortgagor"), whose address is c/o Clarke
American Corp., 10931 Laureate Drive, San Antonio, TX 78249, to CREDIT SUISSE,
CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacities and together with its successors, the "Agent") for the Lenders, referred to below ("Mortgagee"), whose address is Eleven Madison Avenue, New
York, New York 10010. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

            A. Clarke American Corp., as borrower, and certain other affiliates of Mortgagor, as subsidiary co-borrowers, have entered into a Credit Agreement dated as of April 4, 2007, as modified by the pre-funding Joinder Agreement and the post-acquisition Joinder Agreement, each dated as of the date hereof (and as may be amended, supplemented or otherwise further modified from time to time, the "Credit Agreement"), with several banks and other financial institutions from time to time parties thereto (the "Lenders") and Mortgagee. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the event of a conflict between this Mortgage and the Credit Agreement, the terms and provisions of the
Credit Agreement shall control. References in this Mortgage to the "Interest
Rates" shall mean the interest rates provided for in Sections 2.11 and 2.12 of the Credit Agreement.

            B. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached hereto and made a part hereof (such real property, together with all of the buildings, improvements, structures and fixtures (including, without limitation, to the extent owned by Mortgagor all gas and electric fixtures, radiators, heaters, docks, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, cleaning apparatus and other items which are or are to be attached to such real property) now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

            C. Subject to the terms and conditions of the Credit Agreement, (i)
each Tranche B Term Lender has agreed, severally and not jointly, to make a
Tranche B Term Loan to Mortgagor, as evidenced by the Credit Agreement and if requested by any Lender, a promissory note (a "Note"); (ii) the Swingline Lender has agreed to make Swingline Loans to Mortgagor; (iii) each Revolving Credit
Lender has agreed, severally and not jointly, to make Revolving Loans to
Mortgagor; and (iv) the Issuing Banks have agreed to issue letters of credit on behalf of Mortgagor (the "Letters of Credit") and (v) certain lenders may make additional extensions of credit under incremental loan facilities. The obligations to reimburse L/C Disbursements (the

"Reimbursement Obligations") with respect to drawings under the Letters of
Credit are evidenced by the Credit Agreement.

            D. The obligations of the Lenders to make the Loans and to issue
Letters of Credit are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage.

                                Granting Clauses

            For ten dollars ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

            (a)   repayment of the principal in the amount of $2,150,000,000 or so much thereof as may be outstanding from time to time of and payment of interest (including, without limitation, interest accruing after the maturity of the Loans made by each Lender and interest accruing after the filing of any petition in
                  bankruptcy, or the commencement of any insolvency,
                  reorganization or like proceeding, relating to Mortgagor,
                  whether or not a claim for post-filing or post-petition
                  interest is allowed in such proceeding) on the Loans made by each Lender to, and the Notes, if any, held by each Lender of,
                  Mortgagor;

            (b)   payment of all Reimbursement Obligations with respect to
                  drawings under the Letters of Credit;

            (c)   payment of all Secured Obligations;

            (d)   payment of all other obligations and liabilities of Mortgagor to Mortgagee and the Lenders, whether direct or indirect,
                  absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, the Letters of Credit, the Guarantee and Collateral Agreement (including
                  Borrower Obligations as defined therein), this Mortgage, the other Collateral Documents and other Loan Documents or any agreement providing for Secured Obligations or any other
                  document made, delivered or given in connection herewith or therewith, in each case whether on account of principal,
                  interest, Reimbursement Obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all
                  reasonable fees and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor
                  pursuant to the terms of the Credit Agreement, this Mortgage or any other Loan Documents) (the items set forth in clauses
                  (a) through (d) being referred to herein collectively as the
                  "Indebtedness"); and

            (e)   the performance and observance of each obligation, term,
                  covenant and condition to be performed or observed by
                  Mortgagor (the "Obligations") under, in connection with or pursuant to the provisions of the Credit Agreement, any Note, the Letters of Credit, the Guarantee and Collateral

                                                                               2

                  Agreement, this Mortgage and any of the other Collateral
                  Documents or any of the other Loan Documents or any agreement providing for Secured Obligations;

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND
HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS, HYPOTHECATES, PLEDGES, CONVEYS AND
SETS OVER TO MORTGAGEE WITH MORTGAGE COVENANTS:

            (A) the Real Estate;

            (B) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real
      Estate or any part thereof;

            (C) all right, title, estate and interest of Mortgagor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the
      Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

            (D) all right, title, estate and interest of Mortgagor in and to all of the fixtures, "equipment" (as defined in the Uniform Commercial
      Code) chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description
      (all of the foregoing in this paragraph (D) being referred to as the
      "Equipment");

            (E) all right, title, estate and interest of Mortgagor in and to all substitutes and replacements of, and all additions, improvements and concessions to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by
      Mortgagor on the Real Estate, immediately upon such

                                                                               3

      acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the
      Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

            (F) all right, title, estate and interest of Mortgagor in, to and under all leases, subleases, underlettings, occupancy agreements, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the
      Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the
      "Rents");

            (G) all right, title, estate and interest of Mortgagor in and to all trade names, trade marks, logos, copyrights, licenses, good will and books and records resident in any form or on any media relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles (as defined in the Uniform
      Commercial Code) related to the operation of the Real Estate, Equipment or
      Improvements now existing or hereafter arising and the license to use intellectual property such as computer software owned or licensed by
      Mortgagor or other proprietary business information relating to
      Mortgagor's policies, procedures, manuals and trade secrets and related to the operation of the Real Estate or Equipment;

            (H) all right, title, estate and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by
      Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

            (I) all right, title, estate and interest of Mortgagor in and to (i)
      all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale, leasing or financing of the Real
      Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii)
      all consents, licenses, permits variances, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part

                                                                               4

      thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate
      (collectively, the "Plans");

            (J) all right, title, estate and interest of Mortgagor in and to any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this
      Mortgage; and all "documents" as defined in the Uniform Commercial Code or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Mortgagor (collectively, "Documents"); all (i)
      "instruments" as defined in the Uniform Commercial Code, "chattel paper"
      as defined in the Uniform Commercial Code, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Mortgaged
      Property (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Mortgagor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, databases, programs, books of account and files of Mortgagor relating thereto) and (ii) notes or other obligations of indebtedness relating to the Mortgaged Property and owing to Mortgagor from whatever source arising, in each case now owned or hereafter acquired by Mortgagor; all "inventory" as defined in the Uniform Commercial Code, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all
      Documents representing the same and all proceeds and products of the same
      (including, without limitation, all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by Mortgagor for manufacture, processing, the providing of services or sale, use or consumption in the operation of the
      Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto)
      and rights and claims of Mortgagor against anyone who may store or acquire the same for the account of Mortgagor, or from whom Mortgagor may purchase the same); and

            (K) all proceeds (as defined in the Uniform Commercial Code) which, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the
      Mortgaged Property (including, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgaged Property, (ii)
      the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Mortgagor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any the Mortgaged
      Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Mortgagor from time to time with respect to any of the Mortgaged Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged
      Property by any

                                                                               5

      governmental authority (or any person acting under color of Governmental
      Authority) and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property), both cash and noncash, of the foregoing;

            (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

            TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth herein, until the Indebtedness is fully paid and the
Obligations fully performed.

                              Terms and Conditions

            Mortgagor further represents, warrants, covenants and agrees with
Mortgagee as follows:

            1. Warranty of Title. Mortgagor warrants the good title to the
Premises, subject only to the matters that are set forth in Schedule B of any title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and Permitted Liens and any other matter that does not materially interfere with use of the Real Estate as currently used (the
"Permitted Exceptions") and that Mortgagor has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, transfer, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that this
Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to the Permitted Exceptions.
Mortgagor shall, until the satisfaction or release of this Mortgage, warrant, defend and preserve such title and the validity and priority of the lien of this
Mortgage and shall, until the satisfaction or release of this Mortgage, warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

            2. Payment of Indebtedness. Mortgagor shall pay or cause to be paid the Indebtedness at the times and places and in the manner specified in any
Note, the Credit Agreement, Guarantee and Collateral Agreement and any other agreement providing for Secured Obligations and shall perform all the
Obligations in a timely manner.

            3. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to (i) all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, with respect to the Mortgaged Property of each Governmental Authority which has jurisdiction over the Mortgaged Property and (ii) all covenants, restrictions and conditions now or later of record which may be applicable to any of the
Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the
Mortgaged Property, except (in each such case) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a

                                                                               6

Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor in connection with the
Mortgaged Property or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the
Premises are collectively referred to as the "Legal Requirements".

            (b) Notwithstanding the provisions of paragraph (a) of this Section,
Mortgagor shall have the right to contest or object in good faith to the validity or application of any Legal Requirement by appropriate legal proceedings diligently conducted in good faith, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to comply with any such Legal Requirement unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to such Legal Requirement, (ii) Mortgagor shall demonstrate to
Mortgagee's reasonable satisfaction that any delay in compliance with such Legal
Requirement shall not entail a risk of forfeiture of any of the Mortgaged
Property or subject Mortgagor or Mortgagee to any criminal liability, (iii) by the terms of such Legal Requirement, compliance therewith pending prosecution of any such legal proceeding may legally be delayed without incurring any lien, charge or liability of any kind against the Mortgaged property (other than for
Permitted Exceptions), or any part thereof, unless Mortgagor shall furnish a good and sufficient bond or surety as required by and reasonably satisfactory to
Mortgagee and (iv) all Permits remain in effect.

            4. Payment of Taxes and Other Impositions. Promptly when due,
Mortgagor shall pay and discharge (or cause to be paid and discharged) all material tax liabilities (the "Impositions"), before the same shall become delinquent or in default in accordance with Section 5.04 of the Credit Agreement

            5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises proper insurance in accordance with Section 5.10 of the
Credit Agreement.

            (b) Each insurance policy (other than flood insurance) shall (x)
provide that the insurer affording such coverage shall mail 30 days' written notice to the Agent in the event of cancellation of such coverage, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee and contain a "Replacement Cost
Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to
Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by
Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to
Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee and Mortgagor and requiring the endorsement of Mortgagee and Mortgagor.

            (c) Mortgagor shall deliver to Mortgagee a certificate of such insurance on the appropriate Acord Form(s) reasonably acceptable to Mortgagee.
Mortgagor shall (i) pay as they become due all premiums for such insurance and
(ii) concurrently with the expiration of each

                                                                               7

policy to be furnished pursuant to the provisions of this Section 5, deliver a certificate of insurance in substantially the same form as described in the first sentence of this Section 5(c).

            (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the
use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this
Mortgage.

            (e) If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged, Mortgagor shall give prompt notice thereof to
Mortgagee. If an Event of Default shall have occurred and be continuing, and the
Mortgagee delivers notice to the Mortgagor that it is exercising its rights under this Section 5(e), then all insurance proceeds shall be paid to Mortgagee to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. At all other times, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor and Mortgagor shall, promptly after any such damage, repair such damage to the extent required under the Credit Agreement, regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair; provided that, any such insurance proceeds (net of fees and expenses incurred in connection with the applicable casualty event or the recovery of such insurance proceeds, taxes paid or estimated in good faith to be payable as a result thereof and amounts required to be applied to the repayment of principal, premium, prepayment fees, penalties, if any and interest on Indebtedness required to be paid as a result thereof) that are not so applied shall be deemed to be, and shall be treated as, Net Proceeds from an Asset Sale pursuant to and in accordance with the terms of Sections 2.20(a), (b) and (c) of the Credit
Agreement (and shall be subject to such provisions (I) whether or not such net insurance proceeds derive from property or assets used in or related to businesses contemplated to be excluded from such application in accordance with the definition of "Designated Asset Sale" contained in the Credit Agreement and
(II) without regard to whether any of the enumerated exclusions contained in the definition of "Asset Sale" contained in the Credit Agreement may be applicable).
If an Event of Default shall have occurred and be continuing, Mortgagee shall have the right to adjust such loss and use the insurance proceeds to pay the
Indebtedness or repair the Mortgaged Property in its sole and absolute discretion.

            (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor to the benefit of insurance under any insurance policies then in force, which are applicable to loss involving the Mortgaged Property, shall pass to the purchaser or grantee.

            (g) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor;
provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is applicable to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property
and

                                                                               8

(B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

            6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as permitted under the
Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

            7. Due on Sale and Other Transfer Restrictions. Except as permitted under the Credit Agreement or Section 10 hereof, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the
Mortgaged Property.

            8. Maintenance. Mortgagor shall maintain or cause to be maintained all the Improvements in accordance with the provisions of Section 5.05 of the
Credit Agreement.

            9. Condemnation/Eminent Domain. Promptly upon obtaining actual knowledge of the institution of any proceedings for the condemnation of the
Mortgaged Property, or any portion thereof, Mortgagor shall notify Mortgagee of the pendency of such proceedings. If an Event of Default occurs and is continuing, Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding
the preceding sentence, provided no Event of Default shall have occurred and be continuing, but subject to the terms and provisions of the Credit Agreement,
Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith in a manner consistent with its reasonable business judgment and receive any awards or proceeds thereof.

            10. Leases. Except as permitted under the Credit Agreement,
Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) execute or permit to exist any Lease of any of the Mortgaged Property.

            11. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged
Property, a separate assignment of each Lease in recordable form and any Uniform
Commercial Code financing statements) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

            12. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor (other than with respect to the failure to maintain insurance as required hereunder, in which case Mortgagee can immediately perform), and such failure constitutes an Event of Default, without waiving or releasing Mortgagor from any obligation or default under this
Mortgage, Mortgagee may, at any time (but shall be under no

                                                                               9

obligation to) pay or perform the same, and the amount or cost thereof, with interest at the rate provided for in the Credit Agreement, shall immediately, upon notice to Mortgagor, be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section 12 shall be deemed or construed to cure
Mortgagor's default or waive any right or remedy of Mortgagee.

            13. Hazardous Material. Mortgagee shall have the right at any time to conduct an environmental audit of the Premises, if it reasonably believes there has been a violation of applicable Environmental Laws in connection with such Premises, and Mortgagor shall cooperate in the conduct of such environmental audit. Mortgagor shall comply with all provisions of the Credit
Agreement regarding Hazardous Materials and Environmental Laws.

            14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

            15. Remedies. (a) Upon the occurrence and during the continuation of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against
Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

            (i) Mortgagee may, to the extent permitted by applicable law, (A)
      take immediate possession of all of the Mortgaged Property and take such action as Mortgagee, in its sole judgment, deems necessary to protect and preserve the Mortgaged Property, (B) institute, maintain and complete an action of mortgage foreclosure against all or any part of the Mortgaged
      Property and cause the Mortgaged Property to be sold in total or in parts,
      (C) purchase the Mortgaged Property at foreclosure sale, (D) institute and maintain an action on the Indebtedness, (E) sell all or part of the
      Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (F) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the rate provided for in the Credit Agreement and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the rate provided for in the Credit Agreement shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

            (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the
      Mortgaged Property or any other collateral as security for the
      Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise

                                                                              10

      (Mortgagor hereby agreeing to surrender possession of the Mortgaged
      Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the
      Mortgaged Property for such periods of time and upon such conditions as
      Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

            (b) In case of a foreclosure sale, the Real Estate may be sold, at
Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged
Property to be held.

            16. Sale of the Properties; Application of Proceeds. Subject to the
requirements of applicable law and the Credit Agreement, the proceeds or avails of a foreclosure sale and all moneys received by Mortgagee pursuant to any right given or action taken under the provisions of this Mortgage, shall be applied as follows:

            First: To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made, and in addition thereto, reasonable compensation to Mortgagee, its agents and counsel, and of all sums due to Mortgagee under the Loan Documents and all actual out-of-pocket expenses, advances, liabilities and sums made or furnished or incurred by Mortgagee or the holders under this Mortgage and the Loan Documents, together with interest at the rate provided for in the Credit Agreement (or such lesser amount as may be the maximum amount permitted by law), and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the
Mortgaged Property shall have been sold;

            Second: To the payment of the Indebtedness and Obligations in accordance with Section 2.16(b) of the Credit Agreement; and

            Third: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

            17. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale,
Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, any Note, the
Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the Person conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                                                                              11

            18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to
Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and
Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the
Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            19. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness,
Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged
Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Mortgagee shall have the right to foreclose this Mortgage,
Mortgagor authorizes Mortgagee at its option to foreclose the lien of this
Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

            (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same Person, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

            20. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security
Agreement within the meaning of the Uniform Commercial Code (the "Code") of the
State of New York. Unless as otherwise

                                                                              12

provided for in the Credit Agreement, if an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the
Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the
Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

            (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a
"fixture filing" within the meaning of the Code; (ii) Mortgagor is the record owner of the Real Estate; and (iii) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

            (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form reasonably satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as
Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by
Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

            21. Assignment of Rents and Leases. (a) In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all
Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust

                                                                              13

for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee
(any such notice being hereby expressly waived by Mortgagor).

            (b) Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage,
Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law.
Mortgagor acknowledges and agrees that upon recordation of this Mortgage,
Mortgagee's interest in the Rents shall be deemed to be fully perfected,
"choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the
United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the
Rents, obtaining the appointment of a receiver or taking any other affirmative action.

            (c) Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the
Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

            22. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of
Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish
Mortgagee satisfactory evidence of compliance with this Section 22, together with a statement of all lease security deposits by lessees and copies of all
Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

            23. Additional Rights. The holder of any subordinate lien on the
Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Unless as otherwise provided for in the Credit Agreement, upon the occurrence, and during the continuation, of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or

                                                                              14

Event of Default or invalidate any act taken by Mortgagee on account of such
Default or Event of Default.

            24. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement to Mortgagor in care of Borrower and to Mortgagee as specified therein.

            25. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 9.02 of the Credit Agreement. To the extent permitted by Applicable Law, any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of
Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to
Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

            27. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii)
exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all Persons ever claiming any interest in the
Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

            28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan
Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security

                                                                              15

now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage
(including, without limitation, in connection with the assignment of Rents to
Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security
(directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by
Mortgagor or by others) or (c) both the circumstances described in clauses (a)
and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness
(including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located.
Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and
Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if
Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the
Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the
State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located)
which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of

                                                                              16

a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and
Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            30. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor
(and each of them) and all subsequent owners, encumbrancers and tenants of the
Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors"
whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of Mortgagors shall be joint and several.

            31. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this
Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.
Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged
Property, any part of the security held for the obligations secured by this
Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

            32. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of New York, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement and any Note shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this
Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

            33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word
"Mortgagee" shall mean "Mortgagee or any successor agent for the

                                                                              17

Lenders," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

            34. [INTENTIONALLY OMITTED]

            35. Local Law Provisions.

            (a) Principles Of Construction. In the event of any inconsistencies between the terms and conditions of this Section 35 and the other terms and conditions of this Mortgage, the terms and conditions of this Section 35 shall control and be binding.

            (b) Special Allocation of Revolving Debt. Pursuant to the Loan
Documents, the principal amount of the Obligations is comprised of, inter alia,
Revolving Commitments and Term Loans (as each such term is defined in the Credit
Agreement). For purposes of this Mortgage, it is the intent of the parties that this mortgage only secure a portion of the Term Loan portion of the Obligations as set forth in Section 35(c) below.

            (c) Maximum Principal Amount Secured. Notwithstanding anything contained herein to the contrary, the maximum amount of principal indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is $2,213,200 of the Term Loan portion of the Obligations plus all amounts expended by Mortgagee, after default by
Mortgagor hereunder, to enforce, defend and/or maintain the lien of said mortgage or to protect the property encumbered by said mortgage, or the value thereof, including, without limitation, all mortgage recording taxes, all amounts in respect of insurance premiums and all real estates taxes, charges or assessments imposed by law upon the Premises, interest at the default rate or any other amount, cost or charge to which Agent and/or the Lenders may become subrogated upon payment as a result of Borrower's failure to pay as required by the terms of this Mortgage plus all accrued but unpaid interest on the obligations secured hereby (the "Secured Amount").

            (d) Last Dollar. For purposes of this Mortgage, the Secured Amount shall be reduced only by the last and final sums that the Borrower repays with respect to the Term Loan and shall not be reduced by any intervening repayments of the Loan by Borrower. So long as the balance of the Term Loans equals or exceeds the Secured Amount, the amount of the Term Loans secured by this
Mortgage shall at all times equal only the Secured Amount as more fully described in Section 35(c) hereof. The Secured Amount shall be reduced only by the last and final sums that Borrower repays under the Term Loans.

            (e) Trust Fund. Pursuant to Section 13 of the New York Lien Law,
Mortgagor shall receive the advances secured hereby and shall hold the right to receive the advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall

                                                                              18

apply the advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

            (f) Commercial Property. Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.

            (g) Insurance. In the event of any conflict, inconsistency or ambiguity between the provisions of Section 5 hereof and the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of Section 5 hereof shall control.

            (h) Leases. The Mortgagee shall have all of the rights against lessees of the Real Estate set forth in Section 291-f of the Real Property Law of New York.

            (i) Statutory Construction. The clauses and covenants contained in this Mortgage that are construed by Section 254 of the New York Real Property
Law shall be construed as provided in Section 254. The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by
Section 254 and shall not impair, modify, alter or defeat such rights, notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Mortgagee arising under the clauses and covenants contained in this
Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

            (j) Non-Judicial Foreclosure. In addition to any other remedy available to Agent under Section 15 of this Mortgage or otherwise, upon the occurrence of an Event of Default, Mortgagee shall have the right to sell the
Mortgaged Property pursuant to Article 14 of the New York Real Property Actions and Proceedings Law.

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                                                                              19

This Mortgage has been duly executed by Mortgagor on the date first above written.

                                       CLARKE AMERICAN CHECKS, INC.

                                       By:/s/ Peter A. Fera Jr.
                                          ------------------------------------
                                          Name: Executive Vice President and
                                                Chief Financial Officer

                                                                              20

STATE OF NEW YORK )
                  ) ss.
COUNTY OF NEW YORK)

            On the 30 day of April in the year 2007 before me, the
undersigned, a Notary Public in and for said State, personally appeared
Peter A. Fera Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Joshua Babbit
-------------------------------
        Notary Public

                                                                              21

                                   Schedule A

                           Description of the Premises

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Salina, County of
Onondaga and State of New York being part of Military Lot No. 1 in said town, being part of lands conveyed by Albert Bittel, et al. to Harry Wiesner by deed dated December 19, 1962 in Book 2124 of Deeds at page 407 and part of lands conveyed by County of Onondaga to Harry Wiesner by deed dated July 28, 1964 and recorded September 22, 1964 in Book 2216 of Deeds at page 551 and being known as
Lot No. 9 of the Metropolitan Park Tract, according to a map made by Alfred N.
Ianuzi Jr., Licensed Land Surveyor, dated October 25, 1976 and flied in the
Onondaga County Clerk's Office on May 17, 1985 as Map No. 6279, and more particularly described as follows:

BEGINNING at a point in the southerly boundary of Metropolitan Drive, said point being 1,401.14 feet distant easterly, as measured along said southerly boundary of Metropolitan Drive from the point of curvature of a small curve at the intersection of said southerly boundary of Metropolitan Park with the easterly boundary of Henry Clay Boulevard (formerly Seventh North Street);

THENCE easterly, northeasterly, and northerly along the southerly, and southeasterly and easterly boundary of Metropolitan Drive following a curve to the left, having a radius of 210.00 feet, an arc distance of 255.88 feet to a point therein;

THENCE S 70(degree) 20' 21" E through said lands conveyed to Wiesner, a distance of 373.66 feet to a point in the easterly boundary of said lands conveyed to
Wiesner, said point being in the division line between said Lot No. 1 on the west and Lot No. 2 on the east;

THENCE S 03(degree) 17' 26" W along said division line, a distance of 680.89 feet to the southerly most corner of said second above mentioned lands conveyed to Wiesner;

THENCE N 35(degree) 59' 15" W, along the southwesterly boundary of said second above mentioned lands, a distance of 290.74 feet to the northerly boundary of lands conveyed by Joseph Albanese to County of Onondaga by deed dated June 30,
1949 and recorded in Onondaga County Clerk's Office July 1, 1949 in Book 1392 of
Deeds at page 426;

THENCE N 86(degree) 41' 30" W, along said northerly boundary, a distance of
24.49 feet to a point therein;

THENCE N 36(degree) 06' 47" W, a distance of 531.64 feet to the point of beginning.